FIRST AMENDMENT TO STANDARD OFFER, AGREEMENT AND ESCROW INSTRUCTIONS FOR PURCHASE OF REAL ESTATE

THIS FIRST AMENDMENT TO STANDARD OFFER, AGREEMENT AND ESCROW INSTRUCTIONS FOR PURCHASE OF REAL ESTATE (the “Amendment”) is entered into August ___, 2024 (the “Effective Date”) by and between SHIMMICK CONSTRUCTION COMPANY, INC., a California corporation (“Seller”) and Alterra IOS Acquisitions III, LLC, a Delaware limited liability company (“Buyer”).

WITNESSETH:

WHEREAS, Seller and Buyer entered into that certain Agreement for Purchase and Sale of Real Property, dated June 25, 2024 (the “Agreement”), for the purchase and sale of that certain parcel of land located at 23623 Bird Road, Tracy, CA 95304 (the “Property”), as more specifically described therein.

WHEREAS, Seller and Buyer now desire to amend the Agreement as more specifically set forth herein. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

NOW, THEREFORE, in consideration of the agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows.

AGREEMENT

I.
Amendment to the Agreement.
(a)
Purchase Price. The Purchase Price shall be Twenty Million Five Hundred Thousand and No/100 Dollars ($20,500,000.00).
(b)
Closing. The date of Closing shall be Friday, August 9, 2024, or such other date as mutually agreed upon by Buyer and Seller.
(c)
Seller Leaseback. Paragraph 44 of the Agreement is hereby deleted in its entirety and replaced with the following:
44.
Seller Leaseback. As a condition of entering into this PSA, Seller and Buyer have agreed to allow the Seller to lease the Property for an initial term of seven (7) years following the Closing upon the following terms and conditions and pursuant to the form of seller leaseback agreement attached hereto as Exhibit “A” (the “Seller Leaseback Agreement”).

II.
Miscellaneous.
(a)
Ratification. Seller and Buyer hereby ratify and confirm the Agreement, as modified hereby. Except as modified and amended by this Amendment, the original Agreement and the respective obligations of Seller and Buyer thereunder shall be and remain unmodified and in full force and effect.
(b)
No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except to the extent expressly provided herein, operate as a waiver of any right, power or remedy of any of the parties hereto under the Agreement.
(c)
No Presumption Against Drafting Party. Should any provision of this Amendment require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared or drafted the same, it being agreed that all parties to this Amendment participated in the preparation hereof.
(d)
Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and/or assigns.
(e)
No Further Modification. No further modification, amendment, extension, discharge, termination or waiver hereof shall be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.
(f)
Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of California (without regard to conflicts of law principles). If any provision hereof is not enforceable, the remaining provisions of this Amendment shall be enforced in accordance with their terms.
(g)
Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single party of this Amendment to physically form one document. In order to expedite the transaction contemplated herein, telecopied or internet transmission of PDF file signatures may be used in place of original signatures on this Amendment. Seller and Buyer intend to be bound by the signatures on the transmitted document, are aware that the other party will rely on the transmitted signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.
(h)
References. All references in the Agreement to the Agreement shall mean the Agreement as hereby modified.
(i)
Incorporation of Recitals. The recitals hereto are hereby incorporated into this Amendment as if fully set forth herein.

[Remainder of page intentionally blank. Signature pages follows]

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first above written:

SELLER:

SHIMMICK CONSTRUCTION CO., INC.,

a California corporation

By: ____________________________________

Name: Andy Sloane

Title: President

BUYER:

ALTERRA IOS ACQUISITIONS III, LLC,

a Delaware limited liability company

By: ____________________________________

Name: Jeffrey Pustizzi

Title: Authorized Signatory

EXHIBIT A

Seller Leaseback Agreement

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is entered into to be effective as of __________, 2024 (the “Effective Date”), by and between 23623 Bird Partners, LLC, a Delaware limited liability company (“Landlord”), and Shimmick Construction Company, Inc., a California corporation (“Tenant”).

1.
LEASE TERMS. This Article 1 is an integral part of this Lease and all of the terms hereof are incorporated into this Lease in all respects. In addition to the other provisions which are elsewhere defined in this Lease, the following terms, whenever used in this Lease, shall have the meanings set forth in this Article 1:

1.1
Premises: Collectively, the land located at 23623 Bird Road, Tracy, CA 95304 as legally described on Exhibit A attached hereto together with the improvements located thereon, including, without limitation, a commercial building (the "Building") consisting of approximately 10,000 +/- square feet (the “Improvements”).

1.2
Term: Seven (7) full calendar years commencing on the Effective Date and ending on the last day of the calendar month in which seventh (7th) anniversary of the Effective Date occurs (the “Expiration Date”), as the same may be extended in accordance with Article 20. Upon the establishment of the Effective Date, the parties shall memorialize the Expiration Date in an Expiration Date memorandum or similar writing signed by both parties.

1.3
Monthly Base Rent: One Hundred Twenty-Seven Thousand Dollars ($127,000.00) per month, which Monthly Base Rent shall be increased in accordance with the provisions of Section 3.2 below.

1.4
Permitted Use: General office, warehouse, indoor and outdoor storage, equipment repair and maintenance, and related administrative and support uses.

1.5
Security Deposit: $127,000.00

1.6
Tenant's Notice Address: The Premises, Attention: Site Manager with copy to:

Shimmick Construction Company, Inc.

530 Technology Drive

Irvine, CA 92618

Attention: General Counsel

Tenant may change Tenant’s Notice Address at any time by giving notice of such change in accordance with Article 27 hereof.

1.7
Landlord’s Notice Address:

c/o Alterra Property Group

Two Town Place, Suite 220

Bryn Mawr, PA 19010

Attention: Leasing Administration

Email:

With a copy to:

c/o Alterra Property Group

Two Town Place, Suite 220

Bryn Mawr, PA 19010

Attention: Jeff Pustizzi

Email:

Landlord may change Landlord’s Notice Address at any time by giving notice of such change in accordance with Article 27 hereof.

1.8
Extension Options: Two (2) options to extend the Term for a period of five (5) years each in accordance with Article 20 below.

1.9
Prepaid Rent: $2,710,170.00.

2.
DEMISE AND POSSESSION. Landlord leases to Tenant and Tenant leases from Landlord the Premises described in Section 1.1 above for the Term set forth in Section 1.2 above as the same may be extended in accordance with Article 20 below or terminated earlier in accordance with the terms of this Lease, including but not limited to Article 37 below. The Term shall include each “Extension Term” (as defined in Section 20.1 below) that is properly exercised in accordance with said Article 20. Subject to the terms of Section 10, Tenant acknowledges that it is accepting the Premises in their present “as-is” condition, with all faults. Tenant acknowledges that Landlord has made no representations or warranties with regard to the condition of the Premises, the suitability thereof for any particular purpose, or any other matter, except as otherwise expressly set forth herein. Tenant acknowledges that it has been an owner and/or occupant of the Premises prior to the Effective Date hereof and is aware of all existing conditions. The effectiveness of this Lease shall be expressly contingent upon Landlord’s acquisition of the Premises from Tenant pursuant to the terms of that certain AIR/CRE STANDARD OFFER, AGREEMENT AND ESCROW INSTRUCTIONS FOR PURCHASE OF REAL ESTATE (Non-Residential) dated as of June 24, 2024 made by and between Alterra IOS Acquisitions III, LLC, and Shimmick Construction Company, Inc.

3.
MONTHLY BASE RENT.

3.1
Payment of Monthly Base Rent. On the first day of every calendar month of the Term, Tenant will pay, without deduction or offset, prior notice or demand, except as otherwise set forth herein, Monthly Base Rent at the place specified as Landlord’s Notice Address in Section 1.7 or any other place designated in writing by Landlord. In the event that the Term commences (and/or ends) on a day other than the first day of calendar month, the prorated amount of Monthly Base Rent shall be due on the Effective Date and shall be pro-rated based on the actual number of days in the applicable calendar month.

3.2
Monthly Base Rent Adjustments.

3.2.1
Annual Increases. Notwithstanding any contrary provision of this Lease, effective on the first day of the month following each anniversary of the Effective Date (each such date being an “Adjustment Date”) (unless the Effective Date is the first day of a month, in which case the Adjustment Date will be on each anniversary of the Effective Date), Monthly Base Rent shall be increased by an amount equal to three and one-half percent (3.50%) of the Monthly Base Rent in effect immediately preceding such Adjustment Date.

3.3
Prepaid Rent. Contemporaneously with Tenant’s execution of this Lease, and as a condition to the effectiveness of this Lease, Tenant shall pay to Landlord the Prepaid Rent which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. Notwithstanding anything in this Lease to the contrary, provided no Event of Default has occurred hereunder, Landlord shall apply the Prepaid Rent towards the Monthly Base Rent, Real Estate Taxes and Insurance Costs due for the first eighteen (18) full calendar months of the Term (provided that Real Estate Taxes and Insurance Costs shall still be subject to reconciliation as provided in this Lease). Following an Event of Default, Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Prepaid Rent to perform any obligation Tenant fails to perform hereunder.

4.
NET LEASE. This Lease is a net lease, and subject to the provisions of Section 10.1, Tenant is responsible for all costs associated with the Premises during the Term, including, without limitation, operating costs, insurance, property taxes, maintenance expenses, repairs, and other expenses associated with the operation of the Premises subject to Section 6.3 and Article 10 below. In addition, Tenant shall pay, before delinquency, all taxes and assessments, fees and charges that are levied or assessed against Tenant’s business or personal property located in or on the Premises. Except as provided in this Lease, Tenant shall directly pay to the applicable providers and/or governmental authorities all costs, expenses, and charges relating to the operation and maintenance of the Premises, including without limitation, “Real Estate Taxes” (unless Landlord elects to pay Real Estate Taxes directly to the taxing authorities and estimate and bill Tenant pursuant to the provisions below) and “Utility Charges” (each defined below) and “Insurance Costs (defined in Section 8.5 below) incurred by Landlord in accordance with said Section 8.5. All sums, other than Monthly Base Rent, payable by Tenant to Landlord under this Lease shall be considered “Additional Rent” whether or not so stated herein. Monthly Base Rent and Additional Rent shall collectively be known as “Rent” or “rent”. As used herein, “Utility Charges” shall mean all charges, fees and costs of utilities furnished to the Premises, such as water, gas, heat, light, power, sewer, stormwater management, electricity, telephone, intranet, cable television, radio frequency or other services. The term “Real Estate Taxes” shall mean (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy charge, assessment, penalty or tax imposed by any taxing authority against the real property and/or any improvements thereon; (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Premises or against Landlord’s business of leasing the real property (provided that in no event shall such taxes include Landlord’s income taxes); (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the property by any governmental agency; and (iv) any charge or fee replacing any tax previously included within the definition of Real Estate Taxes; provided, however, Real Estate Taxes shall exclude: (a) any prorated portion of any Real Estate Taxes allocable to period outside the Term; (b) Landlord’s federal state or local income taxes; (c) franchise, gift, transfer, excise, capital stock, estate, succession or inheritance taxes; (d) intentionally deleted; (e) penalties or interest on late payment of Real Estate Taxes unless caused by Tenant. For the purposes of calculating Taxes in any given calendar or taxable year, special assessments shall be paid over the maximum period allowed by law. Real Estate Taxes payable by Tenant shall be prorated to the Term hereof.

At Landlord’s option, Landlord may make a good faith estimate of Real Property Taxes to be due by Tenant for any calendar year or part thereof during the Term and elect to pay the taxing authorities directly and bill Tenant based on such estimate. In such event, during each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance on the first day of each calendar month, an amount equal to the estimated Real Property Taxes for such calendar year or part thereof divided by the number of months therein. In such case, from time to time, Landlord may re-estimate in good faith the Real Property Taxes to be due by Tenant, but no more than once per calendar year, and deliver a copy of the re-estimate to Tenant. Thereafter, the monthly installments of Real Property Taxes payable by Tenant shall be appropriately adjusted in accordance with such estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Real Property Taxes due with respect to the Property for the respective taxable years during the Term hereof. Any amounts paid by Tenant based on such an estimate shall be subject to adjustment and reconciliation as herein provided when actual Real Property Taxes are available for each calendar year and such reconciliation shall be delivered to Tenant in writing within ninety (90) days after Landlord has received the actual Real Property Taxes, whereby Tenant shall be credited for any overpayment of Real Estate Taxes installments against future Additional Rent charges payable hereunder, or Tenant shall reimburse Landlord for any underpayment of Real Estate Taxes installments hereunder within ten (10) days after receipt of the Real Estate Taxes reconciliation.

Notwithstanding the foregoing in this Section 4, Landlord will be solely responsible for any costs and expenses relating to any debt incurred by Landlord that is secured by lien on the Premises and any costs with respect to the Property to the extent they result from Landlord’s gross negligence or willful misconduct or that of any “Landlord Parties” (defined in Section 6.2.4 below).

5.
SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, and as a condition to the effectiveness of this Lease, Tenant shall pay to Landlord the Security Deposit which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon a default. Landlord may, from time to time following a default by Tenant and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord within ten (10) days of written demand, which shall indicate the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within sixty (60) days after the expiration of the Term and Tenant’s surrender of the Leased Premises in compliance with the provisions of this Lease, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant’s obligations. Notwithstanding the preceding sentence and to the extent permitted by applicable Law, Landlord may retain the Security Deposit until such time after the expiration of the Term that Landlord is able to reconcile and confirm all amounts payable by Tenant under this Lease have been paid in full by Tenant (e.g., Landlord cannot reconcile and confirm Tenant has paid Real Property Taxes for the calendar year in which the Term expires if Landlord has not received a Tax bill from all applicable taxing authorities at the time of such expiration). The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its fee title interest in and to the Leased Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit. The rights and obligations of Landlord and Tenant under this Section 5 are subject to any other requirements and conditions that may be imposed by applicable law during the Term hereof.

6.
USE OF PREMISES.

6.1
Permitted Use. The Premises may be used and occupied only for the Permitted Use as set forth in Section 1.4 and for no other purpose, without obtaining Landlord’s prior written consent, which consent may not be unreasonably conditioned, withheld or delayed. Landlord makes no representations concerning the suitability of the Premises for any of the Permitted Use or any other purpose. Tenant shall obtain and pay for all zoning approvals, permits and/or licenses required for Tenant’s occupancy and use. Tenant shall not use or permit the use of the Premises in manner that is unlawful, creates damage, waste or nuisance, or causes damage, to neighboring properties. No use shall be made or permitted to be made of the Premises, or acts done, which will cause cancellation of any insurance carried by Landlord with respect to the Premises or which will in any way increase the rate of fire or liability insurance now in force or hereafter to be placed or avoid or suspend policies of fire or liability insurance now in force or hereafter to be placed on the Building. Use of the Premises is subject to all easements and all covenants, conditions and restrictions of record affecting the Premises.

6.2
Hazardous Substances; Compliance with Laws.

6.2.1
Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any substance, material, or waste that is toxic, ignitable, reactive, or corrosive and/or that is or becomes regulated by any governmental authority or agency or that is classified as a “hazardous substance”, “hazardous material”, “hazardous waste”, “toxic substance” or “toxic waste” under any federal, state or local statute, ordinance, rule or regulation relating to industrial hygiene or to the environmental condition (“Environmental Laws”) on, under or about the Premises, including the soil or groundwater conditions thereof. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil, flammable explosives, asbestos, urea formaldehyde, or any products, by-products or fractions thereof. Tenant shall not engage in any activity in or on the Premises which constitutes “Reportable Use” (defined below) of Hazardous Substances without the express prior written consent of Landlord and timely compliance (at Tenant’s expense) with all applicable laws, statutes, rules, covenants or restrictions of record, zoning ordinances, building codes, regulations and ordinances, including without limitation Environment Laws (collectively, “Applicable Requirements”). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank at the Premises, (ii) the generation, possession, storage, use, or disposal of Hazardous Substance at the Premises which requires a permit from, or with respect to which a report notice, registration or business plan is required to be filed with any governmental authority, and/or (iii) the presence at the Premises of Hazardous Substance with respect to which any Applicable Requirements requires that notice be given to persons entering or occupying the Premises. Notwithstanding any contrary provision of this Lease, Tenant may use any materials reasonably required to be used in the normal course of the Permitted Use so long as such use is in compliance with all Applicable Requirements.

6.2.2
Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that any Hazardous Substance has come to be located in, on, under or about the Premises, other than as permitted pursuant to this Section 6.2, Tenant shall promptly give written notice of such fact to Landlord, and provide Landlord with copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance. Tenant shall provide Landlord copies of all correspondence or other documents it receives from any governmental agency relating to the environmental condition of the Premises, if any, and shall furnish the Landlord copies of all correspondence and other documents it supplies to any governmental agency.

6.2.3
Tenant Remediation. Other than as permitted pursuant to the terms of this Lease, Tenant shall not cause or permit any Hazardous Substance to leech or be spilled, discharged or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of, the Premises, that was caused, or pertaining to or involving any Hazardous Substance brought onto the Premises, during the Term. Tenant shall first obtain Landlord’s reasonable approval of the proposed removal or remedial action. This provision does not limit the indemnification obligation of Tenant set forth in Section 6.2.4 below.

6.2.4
Tenant Indemnification. Tenant shall, at Tenants sole expense and with counsel reasonably acceptable to Landlord, indemnify, defend and hold harmless Landlord and Landlord’s members, managers, employees, partners, affiliates, personal representatives, heirs, executors, licensees, invitees, beneficiaries, agents, trustees, independent contractors, lenders, successors and assigns (“Landlord Parties”), from and against any and all losses, claims, liabilities, damages, causes of action (including reasonable attorneys’ fees), fines, penalties and out-of-pocket costs or expenses, ~~of whatever kind or nature~~, including reasonable attorneys' fees, fees of environmental consultants and laboratory fees, known or unknown, contingent or otherwise, arising out of or in any way resulting from (i) any presence, use, generation, manufacture, storage, disposal, transportation, discharge or release occurring prior to or during the Term hereof, any Hazardous Substance on or at the Premises, including the soils and groundwaters thereof, except to the extent caused by Landlord or Landlord Parties, and (ii) any activities at the Premises prior to or during the Term of this Lease and arising out of Tenant's failure to comply with any Environmental Laws or other governmental regulations. Tenant’s obligations with respect to the matters described in the preceding sentence shall include, but not be limited to, the cost of any required or necessary investigation, removal, remediation or detoxification, clean-up, restoration and/or abatement and the preparation of any closure, remedial action or other required plans, and shall survive the expiration or termination of this Lease.

6.2.5
No Representations. Landlord makes no representations as to the existence or non-existence of any Hazardous Substances on, from or affecting the Premises in any manner which is not in compliance, in all material respects, with all applicable Environmental Laws.

6.2.6
Monitoring. Notwithstanding anything contained herein to the contrary, in the event of a release or expected release by Tenant of Hazardous Substances at the Premises, Tenant shall pay directly to (or reimburse Landlord on the first day of each month during the Term following written notice by Landlord to Tenant accompanied by an invoice therefor and reasonable supporting documentation together with a schedule for reimbursement) for the actual, out of pocket cost incurred by Landlord of any environmental consultants, third party testing companies, operations and maintenance programs related to asbestos containing materials, leak detection equipment, maintenance, contractors or licensed site professionals (or their equivalents) related to monitoring of such release. Notwithstanding the foregoing, it shall be Tenant’s sole obligation to engage any contractors required for Tenant to maintain compliance with all applicable laws and regulations due to Tenant’s underground or aboveground storage tank operation and ownership or as a result of Tenant’s activities at the Premises.

6.2.7
Environmental Insurance. Tenant shall further keep all underground and aboveground storage tanks and systems, if any, insured under a Storage Tank Liability Insurance Policy with limits reasonably acceptable to Landlord and in compliance with all applicable Environmental Laws. Tenant shall carry Pollution Coverage for this Premises in a form and substance reasonably acceptable to Landlord. Landlord and its lender shall be named as additional insureds on Tenant’s Storage Tank Liability Insurance Policy and Pollution Coverage Policy. All above referenced policies shall require notice to Landlord at least thirty (30) days prior to termination and Tenant shall provide evidence of all policies upon request by Landlord. Tenant’s indemnification obligations under the terms of the Lease shall not be limited to coverage under the above referenced insurance policies.

6.3
Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Tenant shall, at Tenant’s sole expense, fully, diligently and in timely manner, comply with all Applicable Requirements and the requirements and guidelines of any applicable insurance underwriter or rating bureau, without regard to whether said requirements are now in effect or become effective after the Effective Date; provided that if the foregoing requires any capital improvement as reasonably determined by Tenant in accordance with generally accepted accounting principles, consistently applied (“GAAP”) the need for which is not due to either Tenant’s particular use of the Premises (as opposed to general office or warehouse uses) or “Alterations” (defined in Section 7 below) made to the Premises by or on behalf of Tenant, then Tenant shall be responsible for making such capital improvement so long as Landlord deposits with Tenant an amount equal to the amortized cost of such capital improvement attributable to the part of the useful life of the capital improvement which falls beyond the expiration of the Term. If any such capital improvement is solely due to Tenant’s specific use or such Alterations, then Tenant shall be responsible for making such capital improvement at its sole cost and expense. Otherwise, the cost of such capital improvement shall be amortized with a then-reasonable interest rate or factor over the useful life of such improvement as reasonably determined by Tenant in accordance with GAAP, and Landlord shall deposit such amount with Tenant within fifteen (15) business days after written notice from Tenant that Tenant is prepared to commence (such capital improvement) within thirty (30) days of such notice (provided the notice contains the need for, cost of and amortization schedule for the cost of the capital improvement in accordance with the preceding sentence).

6.4
Inspection; Compliance. Upon reasonable advanced written notice to Tenant (except in the case of emergency) and in accordance with Article 11, Landlord shall have the right to enter into the Premises for the purpose of ascertaining Tenant’s compliance with the requirements of this Article 6 and Landlord agrees to use commercially reasonable efforts to minimize any disturbance to Tenant’s business or occupancy of the Premises in the exercise of such rights.

7.
ALTERATIONS MECHANICS LIENS.

7.1
Permitted Alterations. Tenant shall not make any alterations, additions or improvements (collectively, “Alterations”) to the Premises without first obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however that Tenant shall be permitted to make Alterations that (i) do not affect the structural components of the Building and which can be reasonably removed without damage to the Premises, and (ii) cost less than $25,000.00 in the aggregate in any twelve (12) month period (“Permitted Alterations”) upon notice to Landlord, but without its consent. In the event Landlord’s consent is required hereunder, Landlord shall respond to Tenant’s written request to make any such proposed Alterations within fifteen (15) days following receipt of such request, which request must be accompanied with all applicable plans, drawings, specifications and other documentation reasonably required by Landlord to evaluate the same. Regardless of whether Landlord’s consent is required, Tenant shall advise Landlord in writing at least ten (10) days in advance of the date upon which any Alterations will commence in order to allow Landlord sufficient time to post notices of non-responsibility. Landlord may require Tenant to remove any Alterations requiring or made without Landlord’s consent at the expiration or sooner termination of the Term; provided, however, that Landlord shall make its election in writing to require removal of Alteration(s) (a) at the time providing its consent to the subject Alteration(s) if Landlord’s consent is required, or (b) at any time during the Term that is at least ninety (90) days prior to the Expiration Date for any Alterations made without Landlord’s consent. If Tenant so requests in writing, Landlord shall respond in writing within fifteen (15) days of receipt such request whether it requires any Permitted Alterations to be removed by Tenant in accordance with this Section 7.1. In the event that Landlord so requires the removal of any Alteration(s) as set forth in this Section, Tenant shall be obligated to remove the same and shall promptly repair any damage to the Premises caused by such removal at its sole cost and expense on or before the Expiration Date or promptly following the earlier termination of this Lease. Title to any such Alterations for which Landlord does not require removal as set forth above shall vest in Landlord upon the Expiration Date or the earlier termination of this Lease. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Alterations and Tenant shall be liable to Landlord for Landlord’s costs of removing and disposing of any Alterations for which Landlord properly required removal if Tenant does not so remove and repair any damage caused by such removal on or before the Expiration Date or promptly following the earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant be required to remove any of the improvements in the Premises existing on the Effective Date. Tenant, at its expense, shall obtain all necessary governmental permits and certificates relative to Tenant’s Alterations, and shall furnish copies thereof to Landlord upon request. Prior to commencing any Alterations, Tenant shall deliver to Landlord certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming Landlord, its lender, and any designated Landlord affiliates supplied to Tenant in writing as additional insureds as their interest may appear. Tenant’s Alterations shall be performed in accordance with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, and only with materials that are new, high quality and free of material defect.

7.2
Installation of Trade, Fixtures Equipment and Machinery. Tenant may install trade fixtures, equipment, and machinery (“Tenant Fixtures”) in conformance with the ordinances of the applicable city and county, and they may be removed upon termination of this Lease. In the event that Landlord requests the removal of any Tenant Fixture in writing at least ninety (90) days prior to the expiration of the Term, Tenant shall be obligated to remove such Tenant Fixture and shall repair any damage to the Premises caused by the removal of any Tenant Fixture at its sole cost and expense on or before the Expiration Date or promptly following the earlier termination of this Lease. Landlord can elect to retain or dispose of any Trade Fixtures that Tenant does not remove from the Premises on such expiration or promptly following such earlier termination of the Term. Title to any such Trade Fixtures that Landlord so elects to retain or dispose of shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Trade Fixtures. Tenant shall be liable to Landlord for Landlord’s costs for removing and disposing of any Trade Fixtures for which Landlord properly required removal if Tenant does not so remove and repair any damage caused by such removal on or before the expiration of the Term.

7.3
Mechanics Liens and other Encumbrances. Tenant will pay all costs for Alterations and shall otherwise keep the Premises free and clear of any liens arising out of any work performed materials furnished or obligations incurred by Tenant. Tenant will cure any mechanic’s or other lien placed against the Premises as result of Tenant’s (or any of its agents’) actions within fifteen (15) days of receipt of notice of lien unless Tenant is in good faith challenging any such mechanic’s lien, in which case Tenant shall, within twenty (20) days after receipt of notice of the lien cause such lien to be removed from title by bonding. If Tenant fails to do so, Landlord may pay the amount or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed Additional Rent under this Lease payable within ten (10) days of written demand, without limitation as to other remedies available to Landlord, and shall bear interest at the Default Rate, from the date expended until fully paid. There shall be no construction, supervision or management fees associated with any Alterations or Trade Fixtures; provided, however that Tenant shall reimburse Landlord for any necessary and reasonable third-party, out-of-pocket costs associated with reviewing any plans and specifications for Alterations or Trade Fixtures. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any such notices, liens or encumbrances whether claimed by operation of statute or other law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any Tenant’s Alterations shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Building and Premises.

8.
FIRE INSURANCE HAZARDS AND LIABILITY INSURANCE.

8.1
Property Insurance. Tenant, at all times during the Term and at Tenant’s sole expense, shall maintain the following kinds and amounts of insurance:

a)
Insurance against loss or damage by fire and other hazards as now are or subsequently may be covered by an “all risk” policy or policy covering “special” causes of loss, with respect to (i) all leasehold improvements in and to the Premises and (b) Tenant’s trade fixtures, equipment, business records and other personal property from time to time situated in the Premises with such endorsements as Landlord or any holder of mortgage or security deed encumbering the Premises (a “Mortgagee”) may from time to time reasonably require and which are customarily required by landlords or institutional lenders of similarly situated properties;

b)
Intentionally deleted;

c)
In addition to the insurance described above, Tenant shall maintain such additional insurance as may be reasonably required from time to time by Landlord or any Mortgagee and shall further at all times maintain, to the extent required by applicable law, worker’s compensation insurance coverage (including self-insurance) for all persons employed by Tenant (or its agent, operator or affiliate) on the Premises, and Employer’s Liability insurance with a limit not less than One Million Dollars ($1,000,000.00) Bodily Injury Each Accident; One Million Dollars ($1,000,000.00) Bodily Injury By Disease - Each Person; and One Million Dollars ($1,000,000.00) Bodily Injury by Disease - Policy Limit.

8.2
Commercial General Liability Insurance. Tenant, at all times during the Term and at Tenant’s sole expense, shall maintain policy of commercial general liability coverage under policy containing “Comprehensive General Liability Form” of coverage (or comparably worded form of coverage) and the “Broad Form CGL” endorsement (or policy which otherwise incorporates the language of such endorsement), which policy shall include, without limitation, coverage against claims for personal injury, bodily injury, death and property damage liability with respect to the Premises and the operations related thereto, whether on or off the Premises, with limits per location of combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence and a general aggregate limit of at least Three Million Dollars ($3,000,000.00), and an umbrella liability of at least Ten Million ($10,000,000.00) per occurrence and Ten Million ($10,000,000.00) in the aggregate, all insuring against all liability of Tenant and its authorized representatives arising out of or in connection with the Premises. All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds as their interests may appear.

Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the Landlord or additional insureds, provided that with regards to Tenants general liability policy of insurance including any applicable umbrella policies, any requested additional insured status, primary/non-contributory features or waivers (‘special insurance features’) shall not extend to any loss or claim resulting from the active negligence or intentional acts by Landlord and its agents and representatives.

8.3
Automobile Liability Insurance. At all times during the Term of this Lease, Tenant shall provide and maintain, at its sole expense, commercial automobile liability insurance including owned, non-owned and hired vehicles, applying to the use of any vehicles arising out of the operations of Tenant. Such insurance shall apply to bodily injury and property damage in a combined single limit of not less than One Million Dollars ($1,000,000.00) per accident.

8.4
Insurance Requirements. All insurance required to be provided by Tenant will (1) name Landlord and any Mortgagee whose existence has been disclosed to Tenant in writing as additional insureds and (2) contain an endorsement requiring the insurer to provide at least thirty (30) days prior written notice of cancellation to Landlord and any such Mortgagee before cancellation or change in coverage, scope or limit of any policy with the exception of policy renewal which can be renewed within seven (7) days of expiration. The coverage afforded to Landlord and any such Mortgagee (as an additional insured) must be at least as broad as that afforded to Tenant and may not contain any terms, conditions, exclusions, or limitations applicable to Landlord or such Mortgagee that do not apply to Tenant. Tenant will deliver certificate of insurance to Landlord prior to the execution of this Lease and will provide evidence of renewed insurance coverage no later than seven (7) days prior to the expiration of any policies. All insurance provided for in this Section 8 shall be affected under valid and enforceable policies issued by insurers which are licensed to do business in the state where the Premises is located, and shall have a Best’s financial insurance rating of class A-XII or better (or similar rating by such successor insurance rating system). Landlord shall have the right to discuss claims with Tenant’s insurance carrier but only with Tenant’s counsel and insurance staff present. If Tenant at any time during the term of this Lease shall fail to secure and maintain the foregoing insurance, Landlord shall be permitted to obtain such insurance in Tenant’s name or as agent of Tenant, and the cost thereof and all of Landlord’s reasonable expenses consequent thereto shall be borne and paid by Tenant, and upon Tenant’s failure so to pay the same, Landlord, at its sole option, may pay the same and any payments so made by the Landlord shall be considered as Additional Rent to be added to the Monthly Base Rent next accruing, and shall entitle Landlord to enforce any of the terms, provisions, conditions and covenants herein contained that may be applicable to such Rent.

8.5
Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (a) property insurance for the Building’s full replacement value (excluding such improvements and personal property required to be insured by Tenant), less a commercially reasonable deductible if Landlord so chooses, and (b) commercial general liability insurance in an amount of not less than $3,000,000.00. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary provided the same are consistent with such other insurance and additional coverages as are carried by prudent landlords and owners of “Comparable Premises” (as defined in Section 20.2 below) and/or are required by Landlord’s lender. The cost of the insurance carried by Landlord with respect to the Premises (the “Insurance Costs”) shall be payable by Tenant monthly as Additional Rent. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder. Any insurance required to be maintained by Landlord may be taken out under a blanket insurance policy or policies covering other buildings, property or insureds in addition to the Premises and Landlord. In such event, the costs of any such blanket insurance policy or policies shall be reasonably and proportionately allocated to the Premises and the other properties covered by such policy or policies as reasonably determined by Landlord in good faith. Notwithstanding anything in this Lease to the contrary and to the extent permitted under applicable law, Landlord’s indemnity obligations under this Lease shall be limited to the extent any such claim is insured against under the terms of any insurance policy maintained by Landlord (or is required to be maintained by Landlord under the terms of this Lease) except and to the extent of the gross negligence of or willful misconduct of Landlord or any Landlord Parties for which Landlord shall be liable. Tenant shall pay to Landlord the Insurance Costs. Landlord may make a good faith estimate of Insurance Costs to be due by Tenant for any calendar year during the Term. For each calendar year or partial calendar year of the Term, if applicable, Tenant shall pay to Landlord, in advance on the first day of each calendar month, an amount equal to Tenant’s estimated Insurance Costs for such calendar year or part thereof divided by the number of months therein. From time to time, but no more than once per calendar year, Landlord may reasonably adjust its estimate of the annual Insurance Costs to be due by Tenant for the calendar year and deliver a copy of same to Tenant. Thereafter, the monthly installments of Insurance Costs payable by Tenant shall be appropriately adjusted in accordance with such estimate for the remainder of such calendar year. Any amounts paid by Tenant hereunder for Insurance Costs based on such an estimate shall be subject to reconciliation to be performed by Landlord no later than ninety (90) days following the end of the calendar year, and any overpayment by Tenant of Insurance Costs against actual Insurance Costs incurred for the Premises for such calendar year shall be credited against and applied to future Rent becoming due and any underpayments by Tenant shall be payable by Tenant within ten (10) days after receipt of the reconciliation statement showing such underpayment.

8.6
Waiver. Each party waives and releases any and all rights, whether arising in contract or tort, against the other party for the loss of or damage to such party or its property or property of others under its control, to the extent such loss or damage is insured against under an insurance policy at the lime of such loss or damage or for loss or damage to property of type that would have been covered by any insurance policy required to be maintained hereunder. The waivers in this Section 8.6 shall be in addition to any other waivers or releases contained in this Lease, and each party shall have its applicable insurance policies issued in such form as to waive any right of subrogation that might otherwise exist.

9.
INDEMNIFICATION.

9.1
Indemnification of Landlord. To the fullest extent permitted by applicable law, Tenant shall, at Tenant’s sole expense and with counsel reasonably acceptable to Landlord, indemnify to the extent of its negligence, defend, and hold harmless Landlord Parties from and against all claims, losses, costs, damage, expenses, liabilities, liens, actions, causes of action (whether in tort or contract, law or equity, or otherwise), charges, assessments, fines, and penalties of any kind (including consultant and expert expenses, court costs and attorney fees actually incurred) (“Claims”) from any cause, arising out of or relating to (a) the act or omission of Tenant or its agents, employees, invitees, occupants or servants, or any person claiming by, through or under Tenant, in or about the Premises, or related to their use of the Premises, and (b) any breach, violation or non-performance by Tenant of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement applicable to the Premises, except, in each case, to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Parties; provided, however, Tenant shall not be responsible to Landlord for punitive damages, lost profits or revenues, diminution in value of Landlord’s business, or loss of use of the Premises. The obligations of this Section 9.1 shall survive the expiration or earlier termination of this Lease.

9.2
Indemnification of Tenant. To the fullest extent permitted by applicable law, Landlord shall, at Landlord’s sole expense and with counsel reasonably acceptable to Tenant, indemnify defend, and hold harmless Tenant and Tenant’s shareholders, directors, officers, members, employees, partners, affiliates, personal representatives, heirs, executors, licensees, invitees, beneficiaries, agents, trustees, independent contractors, lenders, successors and assigns (“Tenant Parties”) from and against all Claims arising out of the gross negligence or willful misconduct of Landlord or any Landlord Parties; provided, however, Landlord shall not be responsible to Tenant for punitive damages, lost profits or revenues, diminution in value of Tenant’s business, or loss of use of the Premises. The obligations of this Section 9.2 shall survive the expiration or earlier termination of this Lease.

10.
REPAIRS.

Repair and Maintenance of Premises. Tenant shall maintain (including, without limitation, repairs and replacements) all portions of the Premises (including, without limitation, the Building, the parking lot, storage yard, landscaping and the surrounding grounds of the Premises) in condition that is at least as good as the condition of the Premises as of the Effective Date, reasonable wear and tear and damage by casualty (which is governed by Article 13 below) or condemnation (which is governed by Article 19 below) expressly excepted, and Tenant shall operate, maintain, inspect, service, repair or replace as necessary the Premises and each of the various portions and components thereof in good order and repair. Throughout the Term, the repair and maintenance of the Premises and any replacements thereto, including the payment of utilities and other expenses, shall be at the sole cost and expense of Tenant and shall be performed in compliance with Applicable Requirements in accordance with standards applicable to prudent operators in the industry. The standard for comparison and need of repair of items for which Tenant is responsible will be the condition of the Premises as of the Effective Date, reasonable wear and tear and damage by casualty (which is governed by Article 13 below) or condemnation (which is governed by Article 19 below) expressly excepted, and all repairs or replacements made by Tenant will be made by licensed contractors reasonably approved by Landlord. Tenant shall enter into annual, written maintenance contracts with competent, licensed contractors reasonably approved or designated by Landlord. Tenant shall require that such contractors provide: (i) inspection, cleaning and testing at least semi-annually for HVAC units and semi-annually for other systems and equipment (or more frequently if required by applicable law or if reasonably required by Landlord), (ii) any servicing, maintenance, repairs and replacements of filters, belts or other routine maintenance items determined to be necessary or appropriate by the manufacturers’ warranty, service manual or technical bulletins, or otherwise required to ensure proper and efficient operation, (iii) a detailed record of all services performed, and (iv) an annual service report at the end of each calendar year (Tenant shall provide Landlord with a copy of such annual reports promptly upon Tenant’s receipt thereof). Not later than thirty (30) days after the Lease Commencement Date and annually thereafter upon request, Tenant shall provide Landlord with a copy of all maintenance contracts required hereunder, and written evidence reasonably satisfactory to Landlord that the annual fees therefor have been paid. Such maintenance contracts represent part of Tenant’s obligations under this Section, and shall not be deemed to limit Tenant’s general responsibility for routine maintenance in order to keep any HVAC equipment and other systems and equipment hereunder in good working order, repair and condition. To the extent that any part of the Building or the HVAC or any other systems serving the Building are beyond repair, Tenant shall be responsible for replacing such part of the Building and systems, at its sole cost and expense.

10.1
Failure to Make Repairs.

10.1.1
Tenant Failure. If Tenant fails to make any repairs that it is required to make pursuant to the terms of this Lease or any Applicable Requirement and such failure continues for thirty (30) days after receipt of written notice from Landlord (or if the nature of the default is such that it cannot be cured within the thirty (30) day period, Tenant fails to begin to cure the default within that period or having begun to cure fails to pursue it diligently within one hundred twenty (120) days total), then Tenant shall be in breach of this Lease. If Tenant fails to comply with the preceding sentence, in addition to any other rights it may have, Landlord may (but will not be required to) make the necessary repairs or replacements. If Landlord makes such repairs or replacements, all amounts paid by Landlord in doing so will be payable by Tenant to Landlord within ten (10) days of written invoice together with interest at an annual rate equal to the lesser of (a) the average prime rate of interest published in the Wall Street Journal plus three percent (3%) or (b) the maximum interest rate permitted under applicable laws (the “Default Rate”), computed from the date when such amounts were due and payable, compounded monthly, until paid.

10.2
Damage. Landlord shall not be liable for any damage done or occasioned by or from the electrical system, heating or air conditioning system, and plumbing and sewer systems in, upon or about the Premises or the building nor for damages occasioned by water being upon or coming through the roof, walls, windows, doors or otherwise, and Landlord shall not be liable for any damage to Tenant’s improvements, fixtures, inventory or merchandise resulting from fire or other insurable hazards, regardless of the cause thereof, and Tenant hereby releases Landlord from all liability for such damage, except, in all cases, to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Parties.

11.
ENTRY BY LANDLORD. Tenant will permit Landlord and Landlord’s agents to enter the Premises at all reasonable times with twenty-four (24) hours prior notice (except in an emergency, in which event no notice shall be necessary) for the purpose of (i) inspecting the same, or (ii) maintaining the Premises, or (iii) making repairs, alterations or additions to any portion of the Premises, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or (iv) posting notices of non-responsibility for Alterations or repairs, or (v) placing any “for rent” signs and showing the Premises to prospective tenants and their agents (at times reasonably acceptable to Tenant) during the last twelve (12) months of the Term, or (vi) showing the Premises to prospective purchasers, lenders or their agents, or placing upon the Premises any usual or ordinary “for sale” signs, all without any rebate of rents and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. In exercising any of its rights under this Article 11, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business operations at or occupancy of the Premises.

12.
ABANDONMENT. Tenant shall not abandon the Premises. If Tenant abandons the Premises for more than ten (10) consecutive business days, it shall be an “Event of Default” (as defined in Section 15.1 below). If Landlord elects to terminate this Lease in accordance with Article 16 below as result of such Event of Default, any personal property belonging to Tenant left in or about the Premises will, at the option of Landlord be deemed abandoned, and may be disposed of by Landlord, at Tenant’s expense, in the manner provided for by the laws of the state in which the Premises are located. Notwithstanding the foregoing, Tenant’s vacating of the Premises shall not constitute an Event of Default if, (i) Tenant maintains a de minimis amount of Tenant’s equipment at the Premises, and (ii) prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) ensure that Tenant’s insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) ensure that the Premises are secured and not subject to vandalism, (c) ensure that the Premises will be properly maintained after such vacation, including, but not limited to, keeping the HVAC systems maintenance contracts required by this Lease in full force and effect and maintaining the utility services. Additionally,

Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

13.
DAMAGE OR DESTRUCTION.

13.1
Obligation to Repair. If any improvements, including the Building and any other structures, located on the Premises are damaged or destroyed during the Term or any renewal or extension thereof, Tenant shall promptly provide Landlord with written notice thereof and the damage shall be repaired as follows: Subject to subparagraphs 13.2 or 13.3 of this Section 13, if the Premises are damaged by fire or other casualty, the damages shall be promptly repaired by Landlord with reasonable diligence, subject to any delays caused by events beyond Landlord’s control by and at the expense of Landlord to the extent of available insurance proceeds to the condition existing on the date of casualty and, until such repairs shall be made, the Monthly Base Rent for the part of the Premises which is not useable by Tenant shall be abated in an equitable manner until the entirety of the Premises is useable by Tenant to the extent Landlord receives rent loss insurance proceeds. All such repairs shall be conducted in a manner as to minimize the disruption to Tenant’s use and enjoyment of the remainder of the Premises. Tenant acknowledges notice: (i) that Landlord shall not obtain insurance of any kind on Tenant’s furniture or furnishings, equipment, fixtures, and Alterations, and that it is Tenant’s obligation to obtain such insurance at Tenant’s sole cost and expense; and (ii) that Landlord shall not be obligated to repair any damage thereto or replace the same. Notwithstanding anything herein, Landlord’s obligations for repairs and abatements of Monthly Base Rent shall not be applicable to the extent Tenant or any other occupant of the Premises, or any of their employees, agents, invitees or contractors cause the damage. Furthermore, in connection with any casualty claim for the Premises and Landlord's repairs performed under this Section 13.1, Tenant shall promptly remit to Landlord the amount of any deductible, exclusion or coverage limit in connection with respect to Landlord's property insurance for the Premises procured under Section 8.5 hereof.

13.2
Termination of Lease for Certain Losses. Tenant or Landlord shall have the right to terminate this Lease under either of the following circumstances: (i) if fifty percent (50%) or more of the Premises are damaged or destroyed from any cause whatsoever, insured or uninsured, and the laws then in existence do not permit the repair or restoration of the Premises within the time period provided for in this Article; or (ii) if the Premises are destroyed from any cause whatsoever, insured or uninsured, during the last year of the Term (provided that Tenant has not elected before the date of damage or destruction to extend the Term in accordance with Article 20) or during the last year of an “Extension Term” (as defined in Section 20), if any, of this Lease, and the damage is such that it materially affects the ability of the Tenant to conduct its business in the ordinary course; or (iii) if such damage is reasonably estimated by Landlord to take longer than six (6) months to repair, in each case, by either party giving written notice of termination to the other party not later than thirty (30) days after occurrence of the event giving rise to the right to terminate under this Section 13.2 or thirty (30) days following Landlord’s delivery of its reasonable estimate of the repair period (which Landlord shall use commercially reasonable efforts to provide to Tenant in writing within thirty (30) days of the casualty) in the case of clause (iii) above, and termination shall be effective as of the date of the notice of termination. In the event of such termination, Tenant shall not be entitled to collect any insurance proceeds attributable to insurance policies covering the Premises or Improvements, except those proceeds attributable to Tenant’s personal property and Tenant Fixtures, and Tenant shall pay to Landlord the amount of any deductible amount under the foregoing insurance policies, as well as assign any such insurance proceeds to Landlord. Monthly Base Rent, taxes, assessments and all other sums payable by Tenant to Landlord under this Lease (collectively, “Rent”) shall be prorated to and cease as of the termination date. If any taxes, assessments, or rent has been paid in advance by Tenant, Landlord shall refund such amounts to Tenant for the unexpired period for which the payment has been made within thirty (30) days of the termination date.

13.3
Termination of Lease by Landlord. Notwithstanding the provisions of this Section to the contrary, Landlord may elect to terminate this Lease, if the Premises is damaged by fire or other casualty or cause such that: (a) more than fifty percent (50%) of the Premises is affected by the damage, (b) the damage occurs less than one year prior to the end of the Term of this Lease, (c) any lender requires that the insurance proceeds or any portion thereof be applied to the mortgage debt or the damage is not fully covered by insurance policies inuring to the Landlord’s benefit, or (d) in Landlord’s reasonable opinion, the cost of the repairs, alterations, restoration or improvement work would exceed twenty-five (25%) of the replacement value of the Premises or of the portion thereof owned by Landlord (whether or not the Premises are affected). In any such case, Landlord may terminate this Lease by notice to Tenant within one hundred twenty (120) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises). Tenant agrees that Landlord’s obligation to restore, and the abatement of Monthly Base Rent provided herein, shall be Tenant’s sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate this Lease by reason of damage to the Premises or Building.

14.
ASSIGNMENT, SUBLETTING AND TRANSFERS OF OWNERSHIP.

14.1
Landlord’s Consent Required. Except for “Permitted Transfers” (defined below), Tenant will not assign, sell, mortgage, encumber, convey or otherwise transfer all or any part of Tenant’s leasehold estate, or permit the Premises to be occupied by anyone other than Tenant and Tenant’s employees or sublet the Premises or any portion thereof (each, a “Transfer”) without Landlord’s prior written consent, which consent may not be unreasonably withheld, conditioned, or delayed with respect to any assignment of this Lease or any subletting of the Premises or any portion thereof. Landlord’s consent shall not be considered unreasonably withheld (by way of example and not limitation) if (i) the proposed subtenant’s or assignee’s creditworthiness does not meet the same criteria Landlord uses to select tenants for the Premises, (ii) the proposed subtenant or assignee does not have a net worth which is equal to or greater than Tenant’s net worth as of the Effective Date, or (iii) the proposed subtenant’s or assignee’s business is not suitable for the Premises as determined by Landlord in its reasonable determination. Tenant must supply Landlord with any and all documents reasonably requested by Landlord to evaluate any proposed Transfer at least thirty (30) days in advance of Tenant’s proposed Transfer date. In the case of an assignment of all of Tenant’s rights and obligations under this Lease to other than a “Permitted Transferee” (defined below), Landlord’s consent shall not be effective until Landlord has received written instrument in which the assignee has assumed and agreed to perform all of Tenant’s obligations under this Lease. Notwithstanding anything to the contrary contained in this Lease, no Transfer of this Lease shall release Tenant from its obligations under the Lease. The transfer, assignment or hypothecation of any stock, partnership interest, membership interest or other equity interest in Tenant, in excess of fifty percent (50%) in the aggregate, shall be deemed a Transfer hereunder.

14.2
No Waiver. Any consent to any Transfer which may be given by Landlord or the acceptance of any rent, charges or other consideration by Landlord from Tenant or any third party, will not constitute waiver by Landlord of the provisions of this Lease or release of Tenant from the full performance by it of the covenants stated herein; and any consent given by Landlord to any Transfer will not relieve Tenant (or any transferee of Tenant) from the above requirements for obtaining the written consent of Landlord to any subsequent Transfer.

14.3
No Release. If Event of Default by Tenant hereunder occurs while the Premises or any part of the Premises are assigned, sublet or otherwise Transferred, Landlord, in addition to any other remedies provided for within this Lease or by law, may at its option collect directly from the transferee all rent or other consideration becoming due to Tenant under the Transfer and apply these monies against any sums due to Landlord by Tenant; Tenant authorizes and directs any transferee to make payments of rent or other consideration directly to Landlord upon receipt of written notice from Landlord. No direct collection by Landlord from any transferee should be construed to constitute novation or release of Tenant or any guarantor of Tenant from the further performance of its obligations in connection with this Lease.

14.4
Permitted Transfers. Notwithstanding the foregoing provisions of this Article 14, the originally named Tenant hereunder and any “Permitted Transferee” (defined below) of such originally named Tenant shall be entitled to assign its entire interest in the Lease or sublet all or portion of the Premises to a Permitted Transferee upon notice to and providing Landlord with reasonable evidence that such party is a Permitted Transferee, but without the prior written consent of Landlord. For purposes of this Lease, a “Permitted Transferee” means: (i) any subsidiary of Tenant that is controlled by Tenant, (ii) any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature (“Person”) that controls Tenant (“Parent”), (iii) any subsidiary of Parent or affiliate of Parent, (iv) any Person with which Tenant may merge or be consolidated, or (v) any Person that acquires all or substantially all of the assets of Tenant wherever located (as opposed to any Person that acquires all or substantially all of the assets of Tenant at the Premises only); provided that such Permitted Transferee agrees in writing to assume all of Tenant’s obligations under the Lease. In the event of any Permitted Transfer, Tenant shall remain fully liable for all obligations and liabilities of the “Tenant” under this Lease; provided, however, if Tenant no longer exists because of a merger, consolidation or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. For purposes of this Lease, a “Permitted Transfer” means a transfer to a Permitted Transferee that complies with the provisions of this Section 14.4, the term “control” means the possession, directly or indirectly, of the power to (a) vote majority of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the term “affiliate” means, with respect to any Person, any other Person, which directly or indirectly controls, is controlled by or is under common control with such Person, and, if such first Person is an individual, any member of the immediate family (including present or former spouse, ancestor or descendant (whether by blood or adoption)) of such individual and any trust whose principal beneficiary is such individual or one or more members of such individual’s immediate family, and any Person who is controlled by any such member or trust. No Permitted Transfer shall constitute an express or implied consent to any other Transfer of all or any part of Tenant’s leasehold estate, or the occupation of the Premises by anyone other than Tenant or Tenant’s employees.

14.5
Transfer Premium. For any Transfer hereunder other than a Permitted Transfer, Tenant agrees to pay Landlord fifty percent (50%) of any “net profit” (as defined below) as and when received by Tenant from such Transfer. For the purposes hereof, “net profit” shall mean all rent, additional rent or other consideration payable by the transferee in connection with such Transfer in excess of the Rent payable by Tenant under this Lease during the term of the transfer (on a per square foot basis if less than all of the Premises is transferred), after deducting the reasonable and customary expenses incurred by Tenant in connection with such Transfer including, without limitation, any tenant improvements or tenant improvement allowances provided by Tenant (or free rent in lieu thereof), brokerage commissions and legal fees.

14.6
Transfers by Landlord. Subject to Articles 23, 24 and 31 herein, Landlord reserves the right to assign, sell, mortgage, encumber, convey or otherwise transfer (including by change of control, whether direct or indirect, of Landlord) all or any part of its interest in and to the Premises or the Lease without the prior consent of Tenant. Landlord shall provide Tenant with written notice of such transfer. If Landlord sells or transfers all or any portion of its interest in and to the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease so long as Landlord also transfers any sums held by Landlord for the benefit of Tenant to the new owner or credits same to new owner and such new owner expressly assumes liability to Tenant therefor.

15.
EVENT OF DEFAULT.

15.1
Event of Default. The term “Event of Default” shall mean the occurrence of any of the following occurrences:

15.1.1
Tenant fails to make any monetary payment herein specified to be paid by Tenant when due, where such failure continues for period of five (5) business days following written notice to Tenant, provided that Landlord shall not be required to provided such notice to Tenant more than once in any twelve (12) month period for a such a monetary failure to constitute an Event of Default hereunder; the second nonpayment in any twelve (12) month period constituting an Event of Default without the requirement of notice; or

15.1.2
Tenant fails to observe or perform any of its other material covenants, agreements or obligations hereunder and such failure is not cured within thirty (30) days after Landlord’s written notice to Tenant of such failure, subject to events of Force Majeure; provided, however, that if the nature of Tenant’s obligation is such that more than thirty (30) days are required for performance, then Tenant will not be in breach if Tenant commences performance within such 30-day period and thereafter diligently prosecutes the same to completion, not to exceed an additional ninety (90) days, subject to events Force Majeure; or

15.1.3
Tenant, Tenant’s assignee, guarantor, or transferee under Permitted Transfer of the Premises becomes insolvent, makes transfer in fraud of its creditors makes transfer for the benefit of its creditors is the subject of bankruptcy petition is adjudged bankrupt or insolvent in proceedings filed against Tenant, or Tenant’s assignee, guarantor, or transferee under Permitted Transfer, receiver, trustee, or custodian is appointed for all or substantially all of Tenant’s or Tenant’s assignee’s, guarantor’s, or transferee’s under Permitted Transfer assets, or such entity or person fails to pay its debts as they become due, convenes meeting of all or portion of its creditors, or performs any acts of bankruptcy or insolvency, including the selling of its assets to pay creditors, and such case has not been dismissed within sixty (60) days of filing thereof; or

15.1.4
Tenant abandons the Premises in violation in Article 12 above; or

15.1.5
A Transfer occurs in violation of Article 14 above; or

15.1.6
Failure of Tenant to maintain any insurance required to be maintained by Tenant hereunder, and such failure continues for ten (10) days after receipt of written notice from Landlord; or

15.1.7
The assignment, mortgaging, pledging or encumbering of this Lease or the subletting of all or any portion of the Premises in violation of the terms herein, or failure to execute and deliver any estoppel certificate or subordination agreement within the time provided above.

16.
REMEDIES OF LANDLORD.

16.1
No Waiver. Nothing contained herein shall constitute waiver of Landlord’s right to recover damages by reason of Landlord’s efforts to mitigate the damage resulting from an Event of Default by Tenant; nor shall anything in this Article adversely affect Landlord’s right, as in this Lease elsewhere provided, to indemnification against liability for injury or damages to persons or property occurring prior to termination of this Lease.

16.2
Notice and Cure Periods. All notices and cure periods provided herein shall be in lieu of and run concurrently with any notices and cure periods required or provided by law.

16.3
Rights of Landlord in the Event of Breach. In addition to any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option, shall have any one or more of the following rights following an Event of Default by Tenant:

16.3.1
The right to declare the Term ended and reenter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Premises. In such event, the term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice; and thereupon, and at the expiration of the time limited in such notice, this Lease and the term of this Lease, as well as all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant’s liability) as if the date fixed in such notice were the date herein specified for expiration of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise, and remove all occupants thereof and, at Landlord’s option, any property thereon without being liable to indictment, prosecution or damage therefor. For the avoidance of doubt, Landlord’s removal of any property thereon does not mean Landlord shall seize or take title to any personal property of the Tenant on the Premises; or

16.3.2
The right, without declaring the Term ended, to reenter the Premises and to occupy the same, or any portion thereof, for and on account of the Tenant as hereinafter provided, and Tenant shall be liable for and pay to Landlord within ten (10) business days of a written invoice all such reasonable expenses as Landlord may have paid, assumed or incurred in recovering possession of the Premises, including costs, expenses, reasonable attorney’s fees and expenditures placing the same in good order, or preparing or altering the same for reletting, and all other expenses, commissions and charges paid by the Landlord in connection with reletting the Premises. Any such reletting may be for the remainder of the Term or for longer or shorter period. Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole discretion, deems appropriate. Landlord may execute any lease made pursuant to the terms hereof in the Landlord’s own name or assume Tenant’s interest in any existing subleases to any tenant of the Premises, as Landlord may see fit, and Tenant shall have no right or authority whatsoever to collect any rent from such tenants, subtenants, of the Premises. In any case, and whether or not the Premises or any part thereof is relet, Tenant, until the end of the Term shall be liable to Landlord for an amount equal to the amount due as rent hereunder, less net proceeds, if any of any reletting effected for the account of Tenant. Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by the Tenant to the Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the Term. Commencement of maintenance of one or more actions by the Landlord in this connection shall not bar the Landlord from bringing any subsequent actions for further accruals. In no event shall Tenant be entitled to any excess rent received by Landlord over and above that which Tenant is obligated to pay hereunder. Landlord shall not be excused from acting reasonably in seeking to mitigate its damages. Landlord’s rejection of a prospective replacement tenant based on the tenant’s proposed use of the Premises, an offer of rentals below the fair market rates for the Comparable Premises in metropolitan region in which the Premises is situated, or containing terms less favorable than those which are common in said region, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord’s damages. Landlord shall not be required to expend any material capital amount to secure a new tenant and may seek to relet the Premises in its then-current “as is” condition; or

16.3.3
The right, even though it may have relet all or any portion of the Premises in accordance with the provisions of Section 16.3.2 above, to thereafter at any time elect to terminate this Lease for such previous Event of Default by Tenant, and to terminate all the rights of Tenant in and to the Premises; or

16.3.4
The right to cause a receiver to be appointed to collect rent. Neither the filing of petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate the Lease; or

16.3.5
The right to declare that the whole Rent for the balance of the Term of this Lease or any part thereof shall become due and payable as if by the terms of this Lease the same were payable in advance on the date of such default with such amount discounted to present value; or

16.3.6
The right to proceed to distrain, collect or bring action for the whole Rent or such part thereof as aforesaid, as being Rent in arrears; or may enter judgment thereof in an amicable action as herein elsewhere provided for in case of Rent in arrears; or may file a proof of claim in any bankruptcy or insolvency proceeding for such Rent; or Landlord may institute any other proceedings, whether similar to the foregoing or not, to enforce payment thereof.

16.3.7
Any notice given by Landlord pursuant to Section 15 shall be in lieu of, and not in addition to, any notice required by Section 1161 of the California Code of Civil Procedure or superseding statute.

16.3.8
Without limitation of or by the foregoing, Landlord shall have the right to exercise all or any of the rights and remedies afforded Landlord by California law including, but not limited to, the remedies provided under California Civil Code Sections 1951.2. Pursuant to California Civil Code Section 1951.2, the damages Landlord may recover against Tenant include, but are not limited to, the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award, exceeds the amount of such rental loss for the same period that the Tenant proves could be reasonably avoided.

The foregoing remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors’ rights generally.

In the event of termination of this Lease, prior to the date of expiration herein originally fixed, whether by reason of service of a notice as provided herein terminating this Lease, or by reason of entry or re-entry, summary proceedings, ejectment or other operation of law, Tenant hereby waives all right to recover or regain possession of the Premises, to save forfeiture by payment of

Rent due or by other performance of the conditions, terms or provisions hereof, if such termination occurred by reason of any failure in performance hereof. Without limitation of or by the foregoing, Tenant waives all right to reinstate or redeem this Lease, notwithstanding any provisions of any statute, law or decision now or hereafter in force or effect. Tenant further waives all right to any second or further trial in summary proceedings, ejectment or in any other action provided by any statute or decision now or hereafter in force of effect.

In the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, Landlord shall have the right of injunction to restrain the same, and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be the exclusion of any of the others.

16.4
Removal of Persons and Property from the Premises. Pursuant to the rights of re-entry provided above, Landlord may remove all persons from the Premises and may, but shall not be obligated to, remove all property therefrom, and may but shall not be obligated to, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free and harmless from any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever, unless such damage was caused by Landlord’s gross negligence or willful misconduct or that of any Landlord Parties. Such action by the Landlord shall not be deemed to have terminated this Lease.

16.5
Termination of Lease; Recovery. If an Event of Default by Tenant occurs and Tenant abandons the Premises before the end of the Term, or if Tenant’s right of possession is terminated by Landlord following an Event of Default by Tenant, then this Lease may be terminated by Landlord at its option. On such termination, Landlord may recover from Tenant, in addition to all of the remedies permitted at law or equity:

16.5.1
The “value at the time of the award” of the unpaid rent which had been earned at the time this Lease is terminated;

16.5.2
The value at the time of the award of the amount by which the unpaid rent which would have been earned after the date of termination for the balance of the Term exceeds the amount of lost rents that Tenant proves could have been reasonably avoided;

16.5.3
Any other amount, including all court costs reasonably necessary to fully compensate Landlord for all detriment proximately caused by Tenant’s Breach of its obligations under this Lease, or which in the ordinary course of events would be likely to result therefrom (including, without limitation, the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and customary real estate commissions actually paid by Landlord and applicable to the balance of the Term); and

16.5.4
Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Sections 16.5.1 and 16.5.2 above, the “value at the lime of the award” shall be computed by allowing interest at the Default Rate for unpaid and due amounts at the time this Lease is terminated in Section 16.5.1 above, and discounting to the present value using the average prime rate of interest published in the Wall Street Journal for future amounts that (a) become due and payable because of such termination and (b) the rental loss that Tenant proves could have been reasonably avoided, in each case, in Section 16.5.2 above.

16.6
No Waiver. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver. The waiver by Landlord of any breach or default of Tenant hereunder shall not be waiver of any preceding or subsequent breach of the same or any other term. Acceptance of any rent payment shall not be construed to be waiver of the Landlord of any preceding breach of the Tenant.

16.7
Interest on Past Due Amounts. All past due amounts owed by Tenant under the terms of this Lease shall bear interest at the Default Rate. Additionally, in the event that any payment of Rent or any other payment required to be made by Tenant hereunder shall not be paid within five (5) business days of when due, Landlord may assess a late payment charge of two and one-half percent (2-1/2%) percent of the amount due. Notwithstanding anything to the contrary contained in this Section 16.7, Landlord agrees that it shall not charge Tenant any late charge or interest on the first two (2) late payments of Rent during the Term of this Lease, provided that Landlord receives such overdue payment within five (5) business days after Landlord gives Tenant written notice that such payment is overdue (provided that after such first notice and cure period, Tenant shall be charged a late charge and interest will accrue on subsequent late payments without the requirement of notice).
16.8
Tenant’s Remedies. Upon the occurrence of any default by Landlord hereunder which is not cured within thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period, no default by Landlord shall occur hereunder so long as Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion. Upon Landlord's default beyond any applicable notice or cure period set forth herein, Tenant shall be entitled to any remedy provided by applicable law; provided, however, that notwithstanding the foregoing, Tenant shall have no right to offset or deduct from Rent payable to Landlord except to the extent authorized in a final, non-appealable judgment. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be excused from acting reasonably in seeking to mitigate its damages.

17.
SURRENDER OF LEASE NOT MERGER. The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, will not work merger and will, at the option of Landlord, terminate all or any existing transfers, or may, at the option of Landlord, operate as an assignment to it of any or all of such transfers.

18.
ATTORNEYS FEES/COLLECTION CHARGES. In the event of any legal action or proceeding between the parties hereto, reasonable attorneys’ fees and expenses of the prevailing party in any such action or proceeding will be added to the judgment therein. Additionally, if Landlord shall be made party to any litigation commenced by or against Tenant (other than litigation commenced by Tenant against Landlord), Tenant shall pay all reasonable out-of-pocket costs, expenses and attorneys’ fees actually incurred by Landlord in connection with such litigation except in the event that such litigation shall determine that Landlord is in default of this Lease and shall adjudicate that Landlord is liable therefor.

19.
CONDEMNATION.

19.1
Substantial Taking. If (i) the whole of the Premises or substantially all of the Premises shall be taken by condemnation or other eminent domain proceedings pursuant to any law, general or special, then within thirty (30) days after receipt of notice of pending condemnation, either Landlord or Tenant shall have the right to terminate this Lease if such taking is effected by giving notice of such election to terminate to the other party, and, if such notice is given, this Lease shall terminate effective as of the date of such taking. All Rent to be paid by Tenant under this Lease shall be paid up to the date of such termination, and upon such termination this Lease shall be of no further force and effect, except to the extent any obligations expressly survive termination and except that any obligation or liability of either party, actual or contingent, which has accrued on or prior to such termination date shall survive and any prepayment of Rent shall be prorated between the parties. For purposes of this Article 19, “substantially all of the Premises” shall mean such portion of the Premises as, when so taken, would leave the remaining balance of the Premises inadequate to reasonably accommodate Tenant’s business as existing prior to such taking in Tenant’s reasonable judgment.

19.2
Partial Taking. If only a portion of the Premises is taken and that portion does not amount to substantially all of the Premises, this Lease will not be affected by such taking, and Tenant shall continue to pay the Rent and comply with the terms of this Lease; provided that the Rent payable hereunder during the unexpired portion of this Lease will be proportionately reduced based on the amount of the Premises which has been taken.

19.3
Condemnation Award. Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article 19 without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Notwithstanding the foregoing, Landlord will have no interest in any award made separately to Tenant for its relocation costs, loss of business or goodwill or for the taking of Tenant’s fixtures and improvements (it being agreed that Tenant may pursue such award or any other award from the condemning authority so long as the same does not reduce the award to Landlord). Notwithstanding the foregoing, in the event that neither party terminates this Lease pursuant to Section 19.1 or Section 19.2 above, then Landlord shall pay over to Tenant the full amount of the award received by Landlord for any taking with respect to the Premises, which Tenant shall use solely for the purpose of repairing and restoring the Premises.

19.4
Temporary Taking. If the temporary use or occupancy of all or any part of the Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of any award for such taking which represents compensation for the use and occupancy of the Premises and, if so awarded, for the taking of Tenant’s inventory, movable trade fixtures, machinery and for moving expenses, and that portion that represents reimbursement for the cost of the repair and restoration of the Premises. This Lease shall be and remain unaffected by such taking and Tenant shall be responsible for all obligations hereunder not affected by such taking and shall continue to pay in full when due the Rent to be paid by Tenant pursuant to the provisions of this Lease. If the period of temporary use or occupancy shall extend beyond the expiration of the Term, that part of the award which represents compensation for the use or occupancy of the Premises (or part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period to and including the last day of the Term and Landlord shall receive so much as represents the period subsequent to the last day of the Term and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of the repair and restoration of the Premises. For the purpose of this Article 19, any taking in excess of ninety (90) days shall be deemed to be a substantial taking governed by Section 19.1 above and not a temporary taking governed by this Section 19.4.

20.
EXTENSION OPTIONS.

20.1
Conditions of Options. Tenant shall have two (2) options to extend the Term (each, an “Extension Option”) for period of five (5) years each (each, an “Extension Term”), subject to the conditions described in this Article 20, with each such Extension Term commencing on the day after the expiration of the previous Term. The second Extension Option shall not be exercisable unless Tenant exercises the first Extension Option. Tenant shall have no other right to extend the Term except as set forth in this Article 20. Each Extension Option may be exercised only by written notice delivered by Tenant to Landlord (the “Extension Notice”) not less than twelve (12) months prior to the expiration of the initial Term or the first Extension Term (as applicable). If Tenant fails to deliver timely notice, Tenant shall be considered to have elected not to exercise the subject Extension Option. If Tenant properly exercises an Extension Option and (i) there is no Event of Default under this Lease either at the time of exercising the Extension Option or at the end of the initial Term or the first Extension Term (as applicable), (ii) Tenant has not assigned the Lease or sublet the Premises other than pursuant to a Permitted Transfer, and (iii) Tenant or a Permitted Transferee occupies the Premises, the Term, as it applies to the entire Premises, shall be extended for such Extension Term upon the terms and conditions set forth herein.

20.2
Extension Rent. The Monthly Base Rent payable by Tenant during the first year of the first Extension Term shall be equal to One Hundred Sixty-One Thousand Five Hundred Seventy Nine and 47/100 Dollars ($161,579.47) per month, and the Monthly Base Rent payable by Tenant during the first year of the second Extension Term shall be equal to the “FMRV” (as defined below) as of the commencement date of such Extension Term, which Monthly Base Rent shall in each case be increased by three and one-half percent (3.50%) on each anniversary of the commencement of the applicable Extension Term. For purposes of this Lease, “FMRV” shall mean the rental rate, determined in accordance with Article 21 below, that a willing tenant would pay, and a willing landlord of a comparable quality property located in the Tracy, California area (the “Subject Market”) would accept, in an arm's length transaction for space of comparable size and quality as the Premises with a building comparable to the Building taking into account the age, quality and layout of the existing improvements in the Building (“Comparable Premises”) as well as Tenant financial condition, length of term and other pertinent factors. No concessions or tenant improvement allowances shall be applicable for any Extension Term.

21.
DETERMINATION OF FAIR MARKET VALUE. In the event Landlord and Tenant are unable to agree on the FMRV after reasonable, good faith deliberations by that date which is fifteen (15) days after Landlord receives the Extension Notice for the second Extension Term (the “Specified Date”), then the FMRV for such term shall be determined as follows:

21.1.1
Landlord and Tenant will each appoint an appraiser or broker meeting the criteria below within ten (10) business days after the expiration of such fifteen (15) day period. Each broker or appraiser must have at least seven (7) years of commercial experience appraising rents for projects/assets comparable to the Premises within the general metro area as the Premises. No appraiser may have any material financial or business interest in common with either of the parties. The two appraisers thus appointed will, within ten (10) business days of their mutual appointment, together appoint a third appraiser meeting the foregoing criteria. Within ten (10) business days after the last appraiser is so appointed, Landlord and Tenant may submit to the appraisers their respective determinations of Fair Market Basic Rent and any supporting information or analysis. Within thirty (30) days after the last appraiser is appointed, each of the appraisers will review any such submittals, and any other information the appraiser deems necessary, and each will submit their respective determination of FMRV to both Landlord and Tenant in a sealed envelope. The FMRV for the Extension Term will then be established as follows:

(i) If the determinations of at least two of the appraisers are identical, the identical determination shall be the FMRV for the first year of the Extension Term.

(ii) If neither the highest nor the lowest determination of the appraisers differs from the middle determination by more than five percent (5%) of such middle determination, then the average of the three determinations shall be the FMRV for the first year of the Extension Term.

(iii) If neither subsection (i) or (ii) applies, then the FMRV for the first year of any Extension Term shall be the average of the middle determination and the determination closest in amount to such middle determination.

Landlord and Tenant will each pay all costs, fees and expenses of the respective appraiser each appointed. Landlord and Tenant will also each pay, directly to the third appraiser, one-half of all costs, fees and expenses of the third appraiser.

21.1.2
Upon the determination of the FMRV for the second Extension Term in accordance with this Article 20, Landlord and Tenant shall execute an amendment to this Lease or letter agreement memorializing the same.

22.
ESTOPPEL CERTIFICATE. Tenant and Landlord will each execute and deliver to the other within ten (10) business days of either party’s written demand, a statement in writing certifying that this Lease is in full force and effect, and that the Monthly Base Rent payable hereunder is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which Rent and other charges are paid, if any, and acknowledging that here are not, to the other party’s knowledge, any uncured defaults on the part of the requesting party hereunder or specifying such defaults if they are claimed and such other matters as the requesting party may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or any transferee allowed pursuant to Article 14 hereof. Either party’s failure to deliver such statement within five (5) days of a second written demand shall be conclusive upon such party that (1) this Lease is in full force and effect, without modification except as may be represented by the party requesting the certificate; (2) there are no uncured defaults in the requesting party’s performance; and not more than one (1) month’s Monthly Base Rent has been paid in advance.

23.
REPRESENTATIONS AND WARRANTIES.

23.1
Landlord’s Representations. Landlord represents and warrants to Tenant that as of the Effective Date: (i) Landlord owns the Premises in fee simple; (ii) the execution and delivery by Landlord of this Lease are within Landlord’s powers and have been duly authorized by all requisite actions; (iii) the parties executing this Lease on behalf of Landlord are sufficient to bind Landlord; and (iv) this Lease constitutes the legal, valid, binding and enforceable obligation of Landlord.

23.2
Tenants Representations. Tenant represents and warrants to Landlord that as of the Effective Date: (i) the execution and delivery by Tenant of this Lease are within Tenant’s powers and have been duly authorized by all requisite action; (ii) the parties executing this Lease on behalf of Tenant are sufficient to bind Tenant; and (iii) this Lease constitutes the legal, valid, binding and enforceable obligation of Tenant.

24.
NOTICES. All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments, or designations under this Lease by either party to the other will be in writing and will be considered sufficiently given and served upon the other party (a) two (2) business days after such item is posted if sent by certified or registered mail, return receipt requested, postage prepaid, delivered personally, or (b) the date of delivery or refusal if by national overnight delivery service and addressed as indicated in Sections 1.6 and 1.7, or (c) the date received if delivered by email delivered (provided that emails received after 5:00 pm pacific time shall be deemed to be received on the following business day); provided that Landlord agrees that any notice of default that is delivered by email under clause (c) above shall be followed up the next day with written notice by certified or registered mail, return receipt requested, postage prepaid or delivered personally.

25.
WAIVER. The failure of either party to insist in any one or more cases upon the strict performance of any term, covenant or condition of the Lease will not be construed as waiver of subsequent breach of the same or any other covenant, term or condition; nor shall any delay or omission by either party to seek remedy for any breach of this Lease be deemed waiver by such party of its remedies or rights with respect to such breach.

26.
HOLDOVER. If Tenant remains in the Premises after the Term, such continuance of possession by Tenant will be deemed to be month-to-month tenancy at the sufferance of Landlord terminable on thirty (30) day notice at any time by either party. All other provisions of this Lease, except those pertaining to Term and Rent, will apply to the month-to-month tenancy. Upon expiration or earlier termination of this Lease, Tenant agrees to surrender possession of the Premises and leave the same in good and clean condition, reasonable wear and tear and damage by casualty (which is governed by Article 13 above) or condemnation (which is governed by Article 19 above) excepted. Nothing contained in this Section shall give Tenant the right or authority to remain in possession of the Premises after the Term terminates. If Tenant fails to surrender the Premises to Landlord on expiration of the Term (as may be extended) or the earlier termination of this Lease, Tenant shall indemnify, defend and hold Landlord harmless from all claims, damages and liabilities resulting from Tenant’s failure to surrender the Premises, including, without limitation, Claims made by succeeding tenant resulting from Landlord’s inability to deliver the Premises due to Tenant’s holding over. In the event that Tenant holds over past the end date of this Lease, without the express written consent of Landlord, the Monthly Base Rent shall be paid at the rate of one hundred fifty percent (150%) of the Monthly Base Rent in effect at the end of the Lease Term.

27.
LIMITATION OF LIABILITY. In the event of any actual or alleged failure, breach or default hereunder by Landlord, Tenant’s sole and exclusive remedy for damages will be against Landlord’s interest in the Premises, including without limitation, any condemnation or insurance proceeds. Under no circumstances shall Landlord or Tenant be responsible to each other for consequential damages, lost profits or revenues except in the event of a holdover by Tenant in accordance with Section 26 above and/or in the event of a default by Tenant of its environmental covenants or obligations under this Lease. Nothing in this Section 27 shall limit any of Landlord’s rights expressly provided in this Lease.

28.
SUBORDINATION. Without the necessity of an additional document being executed by Tenant for the purpose of effecting subordination, and at the election of Landlord or any Mortgagee with lien on the Premises, this Lease and any and all rights of Tenant hereunder (including, without limitation any options and rights of first refusal granted hereunder) will be subject and subordinate at all times to the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Premises is specified as security and any and all rights of any Mortgagee or beneficiary thereunder; provided, however, that such subordination shall not be effective unless such Mortgagee or beneficiary shall agree that, so long as Tenant is not in default under any of the terms covenants or conditions of this Lease beyond any applicable notice and/or cure periods, this Lease shall not be terminated by Landlord and Tenant’s possession of the Premises hereunder shall not be disturbed. In the event that any mortgage or deed of trust is foreclosed or conveyance in lieu of foreclosure is made for any reason, Tenant will, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, so long as Tenant’s possession of the Premises hereunder shall not be disturbed and this Lease shall continue in full force and effect so long as Tenant is not in default under any of the terms covenants or conditions of this Lease beyond any applicable notice and/or cure periods.

Simultaneously with the execution hereof, Landlord shall deliver to Tenant with regard to any and all mortgages or deeds of trust encumbering the Premises and placed thereon by Landlord as of the Effective Date, if any, a subordination, non-disturbance and attornment agreement (an “SNDA”) employing the subject Mortgagee’s commercially reasonable form SNDA with reasonable modifications as may be requested by Tenant as necessary. Tenant covenants and agrees to execute and deliver to Landlord any document or instrument reasonably requested by Landlord or its Mortgagee or beneficiary under deed of trust, evidencing such subordination of this Lease with respect to any such lien of any such mortgage or deed of trust provided that such document or instrument is consistent with Tenant’s nondisturbance rights as set forth above, and is on the subject Mortgagee’s commercially reasonable form SNDA as set forth above. Tenant agrees to give any holder of any mortgage and any ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such mortgage holder or ground lessor (hereafter the “Notified Party”). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord’s default.

29.
GOVERNING LAW. This Lease is governed by and construed in accordance with the laws of the state where the Premises are located, and venue of any suit will be in the county where the Premises are located.

30.
NEGOTIATED TERMS. This Lease is the result of the negotiations of the parties and has been agreed to by both Landlord and Tenant after prolonged discussion. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party.

31.
SEVERABILITY. If any provision of this Lease is found to be unenforceable, all other provisions shall remain in fill force and effect.

32.
BROKERS. Each party warrants that it has had no dealings with any broker or agent in connection with this Lease other than Jones Lang LaSalle Brokerage, Inc. (“JLL”) who exclusively represents Tenant, and each party covenants to pay, hold harmless and indemnify the other party from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with whom such party has or purportedly dealt with respect to this Lease or its negotiation (and, in the case of such indemnification of Landlord by

Tenant, from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by JLL with respect to this Lease). Tenant represents that there shall be no brokerage commission due to JLL in respect of this Lease. The obligations under this Article 32 shall survive the expiration or earlier termination of this Lease.

33.
QUIET POSSESSION. Tenant, upon paying the Rent and other payments herein required from Tenant, and upon Tenant’s performance of all of the material terms, covenants and conditions of this Lease on its part to be kept and performed subject to any applicable notice and/or cure periods, may quietly have, hold and enjoy the Premises during the Term without disturbance from Landlord or from any other person claiming through Landlord.

34.
JOINT AND SEVERAL OBLIGATIONS. If Landlord or Tenant is comprised of more than one individual or entity, the obligations imposed on each individual or entity that comprises Landlord or Tenant under this Lease shall be joint and several.

35.
FINANCIAL. Upon written request of Landlord if requested by any lender of Landlord or prospective lender of Landlord, or any bona fide prospective purchaser of all or any portion of the Premises, Tenant shall submit to Landlord promptly upon completion copies of Tenant's most recent annual financial statements. Landlord shall keep such statements in confidence and shall show the same only to its employees, attorneys and accountants to the extent it deems necessary and to the lender or prospective lender or purchaser or prospective purchaser of the real estate that includes the Premises, which lender or purchaser has requested the same from Landlord and also agrees to keep the same in confidence. Notwithstanding the foregoing, Landlord shall not (a) show such statements to any third party other than its agents, lenders or prospective lenders without Tenant’s prior written consent which consent shall not be unreasonably withheld, and (b) request financial statements from Tenant more than once per calendar year unless in the context of a default of this Lease by Tenant or a potential sale or refinancing of the Premises or any portion thereof.

36.
MISCELLANEOUS PROVISIONS.

36.1
Singular Includes Plural; Masculine includes feminine; Person. Whenever the singular number is used in this Lease and when required by the context, the same will include the plural, and the masculine gender will include the feminine and neuter genders, and the word “person” will include corporation, firm, partnership, or association.

36.2
Headings. The headings or titles to paragraphs of this Lease are not part of this Lease and will have no effect upon the construction or interpretation of any part of this Lease.

36.3
Entire Agreement. This instrument contains all of the agreements and conditions made between the parties to this Lease. Tenant acknowledges that neither Landlord nor Landlord’s agents have made any representation or warranty as to the suitability of the Premises to the conduct of Tenant’s business except as set forth in this Lease. Any agreements, warranties or representations not contained herein will in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease.

36.4
Time of the Essence. Time is of the essence of each term and provision of this Lease.

36.5
Binding upon Successors and Assigns. Subject to Article 14, the terms and provisions of this Lease are binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Landlord and Tenant.

36.6
Confidentiality. In consideration of the covenants and agreements hereunder, each of Landlord and Tenant hereby covenants and agrees not to disclose any terms, covenants or conditions of this Lease to any other party without the prior written consent of the non-disclosing party, except as required by applicable law or court order or as is necessary to such party’s employees and agents (including, without limitation, attorneys, accountants and real estate consultants) and, in Landlord’s case, as is necessary in connection with any proposed sale or financing relating to the Premises; provided; however, Landlord shall not disclose any of Tenant’s financial information to any third party (other than its agents, lenders or prospective lenders) without Tenant’s prior written consent, which consent shall not be unreasonably withheld, except to the extent required by applicable law or court order.

36.7
Force Majeure. Whenever day is appointed herein on which, or period of time is appointed in which, either party is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by period of time equal to the number of days on or during which such party is prevented from, or is reasonably interfered with, the doing or completion of such act, matter or thing because of labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain materials, or to obtain fuel or energy, weather or other acts of God, health pandemics or the like, or other causes beyond such party’s reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any Rent, charge or other sum of money required of Tenant hereunder.

36.8
Survival of Obligations. Unless otherwise specifically provided in this Lease, the representations, warranties, covenants and obligations of the parties contained in this Lease shall survive the expiration or earlier termination of this Lease without limitation as to scope or duration.

36.9
Accord and Satisfaction Application of Payment. No payment by Tenant or receipt by Landlord of lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. No endorsement on any check nor any letter accompanying any check or payment of rent or partial payment thereof, shall prevent Landlord from treating such payment as on account of the earliest delinquent sum owed Landlord, and Tenant waives the benefit of any contrary court decision or statute.

36.10
Negation of Partnership. Landlord shall not become or be deemed partner or joint venturer with Tenant by reason of the provisions of this Lease.

36.11
Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “pdf” format or signatures transmitted through DocuSign shall be legal and binding and shall have the same full force and effect as if an original of this Lease had been delivered.

37.
SURRENDER. At the end of the term of this Lease, Tenant shall surrender the Premises to Landlord, together with all additions and improvements thereto made during the Term and affixed to the Premises, in “broom clean” condition and in good order and repair, except for ordinary wear and tear and damage for which Tenant is not obligated to make repairs under this Lease. Prior to surrendering possession of the Premises to Landlord, Tenant must remove from the Premises its personal property and equipment, repair any damage caused by removal of such property and equipment. Any personal property not so removed shall be deemed abandoned and may be disposed of by Landlord, at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such personal property. All outstanding Tenant obligations hereunder shall survive the termination of the Lease Term, including without limitation, indemnity obligations, and all obligations concerning the condition and repair of the Premises.

38.
STATE-SPECIFIC PROVISIONS.

38.1
California Statutory Waivers by Tenant. Except as expressly provided in the Lease and to the extent permitted by applicable laws, Tenant hereby waives the benefits of: (i) Sections 1932 and 1933(4) of the California Civil Code (pertaining to the termination of a hiring); (ii) Sections 1941 and 1942 of the California Civil Code (pertaining to the obligations of a landlord or sublessor to maintain premises and the rights of a tenant or sublessee to make certain repairs or terminate a lease or sublease); (iii) Section 1945 of the California Civil Code (pertaining to renewal of a lease or sublease by acceptance of rent); (iv) Section 1950.7 of the California Civil Code (pertaining to security for the performance of a rental agreement); (v) Section 1995.310 of the California Civil Code (pertaining to remedies for withholding of consent to transfer of a leasehold or subleasehold interest); (vi) Section 1263.260 of the California Code of Civil Procedure (pertaining to the removal of improvements upon condemnation); and, (vii) Section 1265.130 of the California Code of Civil Procedure (pertaining to the termination of a lease or sublease upon condemnation).

38.2
Energy Performance Disclosure. Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Premises pursuant to California Public Resources Code Section 25402.10, the regulations adopted pursuant thereto and/or pursuant to other similar regulations (collectively as applicable, the “Energy Disclosure Requirements”). Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Complex (the “Tenant Energy Use Disclosure”). Tenant hereby (a) consents to all such Tenant Energy Use Disclosures, (b) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure, and (c) agrees that upon written request from Landlord, Tenant shall provide Landlord with any energy usage data for the Premises, including, without limitation, copies of utility bills for the Premises. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 38.2 shall survive the expiration or earlier termination of this Lease.

38.2.1
CASp Compliance. For purposes of Civil Code section 1938, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (a “CASp”), and Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises in order to comply with accessibility standards. As required by Civil Code section 1938(e), Landlord hereby states as follows:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord; and (b) pursuant to the terms hereof, Tenant, at its cost, is responsible for making any repairs to the Premises to correct violations of construction-related accessibility standards.

39.
EXHIBITS. Exhibit A is attached hereto and made part hereof, and any capitalized terms used but not defined in such exhibit shall have the meanings ascribed to them in this Lease.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first indicated above.

LANDLORD:

23623 BIRD PARTNERS, LLC,

a Delaware limited liability company

By:

Name:

Title:

Date: ________________, 2024

TENANT:

SHIMMICK CONSTRUCTION COMPANY, INC.,

a California corporation

By:

Name:

Title:

Date: ________________, 2024